UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

Comm Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17455	23-2242292
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North State Street, Clarks Summit, PA	18411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570)586-0377

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 19, 2010, Comm Bancorp, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders at which stockholders voted and re-elected the following directors to serve for a one-year term: David L. Baker, Senior Vice President of Community Bank and Trust Company; William F. Farber, Sr., President and Chief Executive Officer and Chairman of the Company; Judd B. Fitze, partner in Farr, Davis and Fitze; Dean L. Hesser, President of Tom Hesser Chevrolet, Inc. and Tom Hesser Nissan, LLC; John P. Kameen, publisher of The Forest City News; Erwin T. Kost, President of Kost Tire Distributors, Inc.; Susan F. Mancuso, partner in Mancuso and Mancuso Accounting and Tax Service; and Joseph P. Moore, III, automobile dealer, Manheim Imports (“Proposal 1”). In addition, stockholders ratified the appointment of ParentBeard LLC as independent auditors for the year ended December 31, 2010 (“Proposal 2”).

Description of Matters Submitted

Proposal 1 — Election of Directors

Nominee	For	Against

David L. Baker	1,179,146,423	64,735.332
William F. Farber, Sr.	1,171,448.069	72,433.686
Judd B. Fitze	1,126,319.042	117,562.713
Dean L. Hesser	1,179,263.334	64,618.421
John P. Kameen	1,139,811.679	104,070.076
Erwin T. Kost	1,139,031.001	104,850.754
Susan F. Mancuso	1,172,063.334	71,818.421
Joseph P. Moore, III	1,138,731.001	105,150.754

Proposal 2 — Appointment of ParentBeard LLC

For	Against
1,574,665.111	50,590.644

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Comm Bancorp, Inc.
(Registrant)

Date: July 21, 2010

By: /s/ Scott A. Seasock
Scott A. Seasock
Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)

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